SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):      October 29, 2001

CROSSWORLDS SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

000-29799
(Commission File Number)

Delaware (State or other jurisdiction of incorporation or organization)	94-3240149 (I.R.S. Employer Identification No.)

577 Airport Boulevard
Burlingame, California 94010
(Address of principal executive offices, with zip code)

(650) 685-9000
(Registrant’s telephone number, including area code)

Item 5. Other Events

         On October 30, 2001, International Business Machines Corporation, a New York corporation (“IBM”) and CrossWorlds Software, Inc., a Delaware corporation (“CrossWorlds”), issued a press release announcing that the two companies had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 29, 2001, by and among IBM, Duke Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of IBM, and CrossWorlds. In the merger, each outstanding share of CrossWorlds common stock will be converted into the right to receive $4.65 in cash, without interest. All outstanding options to purchase CrossWorlds common stock will be assumed by IBM and converted into options to purchase IBM common stock, with such adjustments to the number of shares subject to such options and to the exercise prices thereunder as shall be appropriate to reflect the appropriate conversion ratios determined pursuant to terms of the Merger Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

         The merger is subject to various conditions, including (i) adoption of the Merger Agreement by the stockholders of CrossWorlds and (ii) expiration or early termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         In connection with the execution of the Merger Agreement, IBM has entered into a Stockholders Agreement, dated as of October 29, 2001, with the Garnett Family Trust dated April 2, 1997, Katrina A. Garnett, Quantum Industrial Partners LDC, SFM Domestic Investments LLC, Alfred J. Amoroso, the Ludwick Family Trust, the Ludwick Family Limited Partnership, Albert A. Pimentel and the Albert A. Pimentel Joint Trust, each of whom is a CrossWorlds stockholder, in which each such stockholder has agreed to vote their shares of CrossWorlds common stock in favor of the merger, has granted IBM proxies to vote their shares at any CrossWorlds stockholder meeting convened to consider the merger and has granted IBM an option to acquire their shares of CrossWorlds common stock under certain circumstances. These shareholders own an aggregate of approximately 35% of the outstanding shares of CrossWorlds common stock. A copy of the Stockholders Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 29, 2001, by and among International Business Machines Corporation, Duke Acquisition Corp. and CrossWorlds Software, Inc.

2.2	Stockholders Agreement, dated as of October 29, 2001, by and among International Business Machines Corporation, the Garnett Family Trust dated April 2, 1997, Katrina A. Garnett, Quantum Industrial Partners LDC, SFM Domestic Investments LLC, Alfred J. Amoroso, the Ludwick Family Trust, the Ludwick Family Limited Partnership, Albert A. Peimentel and the Albert A. Piementel Joint Trust.

99.1	Press Release, dated October 30, 2001.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSWORLDS SOFTWARE, INC.

Dated:	November 7, 2001	By:	/s/ Alfred J. Amoroso Alfred J. Amoroso President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 29, 2001, by and among International Business Machines Corporation, Duke Acquisition Corp. and CrossWorlds Software, Inc.

2.2	Stockholders Agreement, dated as of October 29, 2001, by and among International Business Machines Corporation, the Garnett Family Trust dated April 2, 1997, Katrina A. Garnett, Quantum Industrial Partners LDC, SFM Domestic Investments LLC, Alfred J. Amoroso, the Ludwick Family Trust, the Ludwick Family Limited Partnership, Albert A. Peimentel and the Albert A. Piementel Joint Trust.

99.1	Press Release, dated October 30, 2001.